ATTN:

The Bank of New York, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-CH2 supplemental interest trust

Pei Yan Huang

Fax: 212-815-8093

C.J. De Santis

Fax: 203-629-8907

FROM:

Carmine Pilla

JPMorgan Chase Bank, N.A.

RE:

Interest Rate Swap Confirmation

YOUR REF:

OUR REF:

6900028924461 / 0055008701

DATE SENT:

13 December 2006

NO OF PAGES:

8 (Including Cover)

URGENT:  PLEASE SIGN AND FAX THIS

CONFIRMATION TO (001) 8888033606

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, NA.

("JPMorgan")

and

The Bank of New York, not in its individual capacity but solely as securities administrator on behalf of the

J.P. Morgan Mortgage Acquisition Trust 2006-CH2 supplemental interest trust

(the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 14 December 2006, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and The Bank of New York, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-CH2 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	6900028924461 / 0055008701

Notional Amount:	Per attached schedule in Exhibit A

Trade Date:	15 November 2006

Effective Date:	25 December 2006

Termination Date:	25 May 2011 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th of each month in each year commencing with 25 January 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Payer Payment Dates:	The Fixed Rate Payer Period End Date.

Fixed Rate:	5.0200 percent

Fixed Rate Day Count Fraction:	30/360

Business Days:	New York, London

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Period End Dates:	The 25th of each month in each year commencing with 25 January 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for initial Calculation Period:	To be determined

Floating Rate Payer Payment Dates:	Two (2) Business days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS

Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA JPMORGAN CHASE BANK NA BIC: CHASUS33XXX ABA: 021000021 AC No: 099997979 Ref: # 6900028924461 / 0055008701

Payments to Counterparty in USD:	JPMorgan Chase Bank, NA ABA 021000021 Account No. 507947541 FFC: 10228648.3 Ref. JPMAC 2006-CH2

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	NEW YORK

D. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)  Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)  Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c)  Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. SECURITIES ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by The Bank of New York, not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement, dated as of November I, 2006 (the "Pooling and Servicing Agreement"), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, U.S. Bank National Association, as trustee, Pentalpha Surveillance LLC, as trust oversight manager and the Securities Administrator, JPMorgan Chase Bank National Association as servicer, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall The Bank of New York in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of the Counterparty.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900028924461 / 0055008701

JPMorgan Chase Bank, N.A.

/s/ Edward R. Robinson Jr

Name:

Edward R. Robinson Jr.

Title:

Associate

Accepted and confirmed as of the date first written:

The Bank of New York, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Trust 2006-CH2 supplemental interest trust

/s/ Pei Huang

Name:

Pei Huang

Title:

Assistant Vice President

Exhibit A

Period Start	Period End	Notional (USD)
12/25/2006	1/25/2007	1,547,994,000.00
1/25/2007	2/25/2007	1,513,418,000.00
2/25/2007	3/25/2007	1,473,802,000.00
3/25/2007	412512007	1,429,352,000.00
4/25/2007	5/25/2007	1,380,299,000.00
5/25/2007	6/25/2007	1,343,318,000.00
6/25/2007	7/25/2007	1,286,673,000.00
7/25/2007	8/25/2007	1,231,547,000.00
8/25/2007	9/25/2007	1,178,764,000.00
9/25/2007	10/25/2007	1,128,222,000.00
10/25/2007	11/25/2007	1,079,826,000.00
11/25/2007	1212512007	1,033,485,000.00
1212512007	1/25/2008	989,109,000.00
1/25/2008	2/25/2008	946,613,000.00
2125/2008	3/25/2008	902,580,000.00
3/25/2008	4/25/2008	862,350,000.00
4/25/2008	5/25/2008	824,810,000.00
5/2512008	6/25/2008	776,154,000.00
6/25/2008	7/25/2008	451,104,000.00
7/25/2008	8/25/2008	347,868,000.00
8/25/2008	9/25/2008	313,756,000.00
9/25/2008	10/25/2008	283,868,000.00
10/25/2008	11/25/2008	266,743,000.00
11/25/2008	12/25/2008	253,690,000.00
12/25/2008	1/25/2009	241,273,000.00
1/25/2009	2125/2009	229,455,000.00
2/25/2009	3/25/2009	218,170,000.00
3/25/2009	4/25/2009	206,992,000.00
4/25/2009	5/25/2009	196,425,000.00
5125/2009	6/25/2009	186,758,000.00
6/25/2009	7/25/2009	129,225,000.00
7/25/2009	8/25/2009	109,583,000.00
8125/2009	9/25/2009	104,803,000.00
9/25/2009	10/25/2009	100,193,000.00
10/25/2009	11/25/2009	108,990,000.00
11/25/2009	12/25/2009	115,514,000.00
1212512009	1/25/2010	111,885,000.00
1/25/2010	2/25/2010	108,374,000.00
2/25/2010	3/25/2010	104,978,000.00
312512010	4/25/2010	101,691,000.00
4/25/2010	512512010	98,511,000.00
5/25/2010	612512010	95,433,000.00
6/25/2010	712512010	92,191,000.00
7/25/2010	812512010	88,953,000.00
8/25/2010	9/25/2010	85,826,000.00
9/25/2010	10/25/2010	82,805,000.00
10/25/2010	11/25/2010	79,885,000.00
11/25/2010	12/25/2010	77,065,000.00
12/25/2010	1/25/2011	74,339,000.00
1/25/2011	2/25/2011	71,704,000.00
2/25/2011	3/25/2011	69,158,000.00
3/25/2011	4/25/2011	66,696,000.00
4/25/2011	5/25/2011	64,316,000.00

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact	Telephone Number
Client Service Group	(001) 3026344960

Group E-mail address:

Facsimile:	(001) 8888033606
Telex:
Cable:

Please quote the JPMorgan deal number(s): 6900028924461 / 0055008701